UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2025

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Sawyer Road

Waltham, Massachusetts 02453

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously disclosed, as of February 10, 2025, Mustang Bio, Inc. (the “Company”) entered into a Bill of Sale and Surrender Agreement (the “Sale/Surrender Agreement”), effective as of January 31, 2025 (the “Effective Date”), with AbbVie Bioresearch Center Inc., a Delaware corporation (“AbbVie”). The Company was the tenant in the leased premises located at 377 Plantation Street, Worcester, Massachusetts (the “Premises”) under a Lease Agreement, dated as of October 27, 2017 (the “Lease”) with WCS - 377 Plantation Street, Inc., a Massachusetts nonprofit corporation (the “Landlord”). In connection with the entrance into the Sale/Surrender Agreement, the Company also entered into an Escrow Agreement, dated February 10, 2025 (the “Escrow Agreement”), with Bowditch & Dewey, LLP, as escrow agent (the “Escrow Agent”), pursuant to which the Escrow Agent will disburse the Purchase Price (defined herein) pursuant to the terms of the Escrow Agreement.

Pursuant to the terms of the Sale/Surrender Agreement, AbbVie agreed to purchase from the Company, and the Company agreed to sell and convey to AbbVie, certain furniture, fixtures and equipment (“FF&E”) located in the Premises and other items as set forth in the Sale/Surrender Agreement for a purchase price of $1.0 million (the “Purchase Price”). AbbVie also agreed to lease the Premises from the Landlord following the termination of the Lease pursuant to a First Amendment to Lease Agreement (the “Amendment”), dated as of February 7, 2025.

The closing of the transactions described above occurred on February 21, 2025 (the “Closing”), with AbbVie’s issuance of an Acceptance Notice (as defined in the Sale/Surrender Agreement) to the Company stating that a Sufficient Percentage (as defined in the Sale/Surrender Agreement) of the FF&E items listed in the Sale/Surrender Agreement are present in the Premises and functional for their intended purpose without the need for repair or replacement. On February 25, 2025, as a result of the issuance of the Acceptance Notice, pursuant to the terms of the Escrow Agreement, the Escrow Agent released the Purchase Price to the Company.

There is no material relationship, other than in respect of the transaction, between AbbVie and the Company or any of its affiliates, or any director or officer of the Company, or any associate of such director or officer.

The foregoing description of the Sale/Surrender Agreement and the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Sale/Surrender Agreement and the Amendment, copies of which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K.

Item 8.01 Other Events.

On February 27, 2025, the Company issued a press release announcing the Closing. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Bill of Sale and Surrender Agreement, dated January 31, 2025, by and between Mustang Bio, Inc. and AbbVie Bioresearch Center Inc.
10.1	First Amendment to Lease Agreement, dated February 7, 2025, by and between Mustang Bio, Inc. and WCS - 377 Plantation Street, Inc.
99.1	Press Release, dated February 27, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
(Registrant)
Date: February 27, 2025
	By:	/s/ Manuel Litchman, M.D.
	Name:	Manuel Litchman, M.D.
	Title:	President, Chief Executive Officer and
Interim Chief Financial Officer